Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of June 1, 2003, by and between World Acceptance Corporation (the “Company”), a South Carolina corporation, and A. Alexander McLean III (the “Executive”).

Pursuant to that certain Employment Agreement, dated as of April 1, 1994 (the “Employment Agreement”), the Company employs the Executive as its Senior Vice President and Chief Financial Officer. The Company, as recommended by the Compensation Committee of the Board, desires to amend the Employment Agreement to clarify certain severance terms therein. The Executive is willing to amend the Employment Agreement to clarify such severance terms as provided in this Amendment.

In consideration of the mutual covenants and promises contained in this Amendment, the parties hereby agree as follows:

1. Section 11.2 of the Employment Agreement is hereby amended to add the following two sentences at the end of such section:

“It is understood that, in the event that Executive is entitled to severance payments under this Section 11.2, then such severance payments shall be in lieu of any severance payments to which the Executive would be entitled under Section 8.1. In the event there is a Change of Control of the Company and the Executive’s employment is terminated after the first anniversary of such Change of Control, the Executive’s right to post-termination compensation and benefits shall be determined in accordance with Section VIII hereof.”

2. Except as specifically amended hereby, the Employment Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of June 1, 2003, by its duly authorized officer and Executive has hereunto set his hand.

“Company” WORLD ACCEPTANCE CORPORATION		“Executive”

By:	/s/ Charles D. Walters	/s/ A. Alexander McLean, III (SEAL)
	Charles D. Walters Chairman and Chief Executive Officer	A. Alexander McLean, III